EXHIBIT 12.1

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                                             WEINGARTEN REALTY INVESTORS
                             COMPUTATION OF RATIOS OF EARNINGS AND FUNDS FROM OPERATIONS
                                  TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                                                (AMOUNTS IN THOUSANDS)


                                                                    Three Months Ended       Six Months Ended
                                                                          June 30,                June 30,
                                                                   --------------------    ----------------------
                                                                      2003       2002         2003        2002
                                                                   ---------  ---------    ----------  ----------
Net income available to common shareholders. . . . . . . . . . . . $ 21,060   $ 26,395     $  46,029   $  50,873

Add:
Portion of rents representative of the interest factor . . . . . .      227        233           463         461
Interest on indebtedness . . . . . . . . . . . . . . . . . . . . .   21,036     16,532        40,475      31,528
Preferred dividends. . . . . . . . . . . . . . . . . . . . . . . .    4,920      4,939         9,842       9,878
Amortization of debt cost. . . . . . . . . . . . . . . . . . . . .      334        314           662         648
                                                                   ---------  ---------    ----------  ----------
    Net income as adjusted . . . . . . . . . . . . . . . . . . . . $ 47,577   $ 48,413     $  97,471   $  93,388
                                                                   =========  =========    ==========  ==========

Fixed charges:
Interest on indebtedness . . . . . . . . . . . . . . . . . . . . . $ 21,036   $ 16,532     $  40,475   $  31,528
Capitalized interest . . . . . . . . . . . . . . . . . . . . . . .    1,488      2,349         3,304       4,731
Preferred dividends. . . . . . . . . . . . . . . . . . . . . . . .    4,920      4,939         9,842       9,878
Amortization of debt cost. . . . . . . . . . . . . . . . . . . . .      334        314           662         648
Portion of rents representative of the interest factor . . . . . .      227        233           463         461
                                                                   ---------  ---------    ----------  ----------
    Fixed charges. . . . . . . . . . . . . . . . . . . . . . . . . $ 28,005   $ 24,367     $  54,746   $  47,246
                                                                   =========  =========    ==========  ==========

RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED DIVIDENDS. . . . . . . . . . . . . . . . . .     1.70       1.99          1.78        1.98
                                                                   =========  =========    ==========  ==========


Net income available to common shareholders. . . . . . . . . . . . $ 21,060   $ 26,395     $  46,029   $  50,873
Depreciation and amortization. . . . . . . . . . . . . . . . . . .   21,249     19,297        41,075      37,248
(Gain) loss on sale of properties. . . . . . . . . . . . . . . . .      115     (3,119)         (765)     (4,340)
Original issuance costs associated with redeemed
  Series A Preferred Shares. . . . . . . . . . . . . . . . . . . .    2,488                    2,488
                                                                   ---------  ---------    ----------  ----------
    Funds from operations. . . . . . . . . . . . . . . . . . . . .   44,912     42,573        88,827      83,781
Add:
Portion of rents representative of the interest factor . . . . . .      227        233           463         461
Preferred dividends. . . . . . . . . . . . . . . . . . . . . . . .    4,920      4,939         9,842       9,878
Interest on indebtedness . . . . . . . . . . . . . . . . . . . . .   21,036     16,532        40,475      31,528
Amortization of debt cost. . . . . . . . . . . . . . . . . . . . .      334        314           662         648
                                                                   ---------  ---------    ----------  ----------
    Funds from operations as adjusted. . . . . . . . . . . . . . . $ 71,429   $ 64,591     $ 140,269   $ 126,296
                                                                   =========  =========    ==========  ==========

RATIO OF FUNDS FROM OPERATIONS TO COMBINED
FIXED CHARGES AND PREFERRED DIVIDENDS. . . . . . . . . . . . . . .     2.55       2.65          2.56        2.67
                                                                   =========  =========    ==========  ==========

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